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Exhibit 10.25

Mossbarton Limited

                        August 23, 2004

Vistula Limited
40 Portman Square, 4th Floor
London W1H 6LT
United Kingdom

Ladies and Gentlemen:

        This letter sets forth the mutual agreement between Vistula Limited ("Vistula") and Mossbarton Limited ("Mossbarton") whereby Mossbarton agrees to permit Vistula to use and occupy part of the fourth floor of the building commonly known as 39/40 Portman Square, London W1H 6LT, United Kingdom (such space being referred to as the "Premises"), which space is shown on the plan attached to Schedule 2 of the Underlease (the "Underlease"), dated as of August 4, 2004, by and between Mossbarton and Meynard Freres Limited (the "Landlord"). Vistula and Mossbarton have agreed as follows:

1.
During Vistula's occupancy of the Premises, Vistula agrees to comply with the terms of the Underlease as the same apply to the Premises; provided, however, Vistula shall not have (i) any liability for any of Mossbarton's financial obligations under the Underlease (it being agreed that Vistula's financial obligations are entirely described in paragraph 3 herein), or (ii) any obligation to maintain, repair or restore the Premises to any condition other than that existing as of the date hereof, reasonable wear and tear and damage by fire or other casualty or Mossbarton's acts and/or omissions excepted. Without limiting the foregoing, the parties agree that Vistula's obligations with respect to surrender of the Premises are entirely described in paragraph 5 herein. Vistula hereby acknowledges and confirms that it has been provided with a copy of the Underlease.

2.
Vistula's right to use and occupy the Premises will commence immediately and terminate upon thirty (30) days written notice from Vistula to Mossbarton.

3.
Vistula has agreed to pay to Mossbarton any rents incurred and actually paid by Mossbarton to the Landlord during the period of Vistula's occupancy of the Premises as required of Mossbarton by the Underlease on the days and as required in Clause 2 of the Underlease. Such payments for any partial quarter shall be pro-rated based upon the number of days Vistula occupies the Premises in such quarter.

4.
Except for the obligations of Vistula described herein, Mossbarton agrees to comply with the terms of the Underlease, and shall use reasonable efforts to cause the Landlord to perform its obligations under the Underlease to the extent the same affect Vistula's use of the Premises.

5.
Upon termination of Vistula's occupancy of the Premises, Vistula will surrender the Premises and any and all keys to the Premises given to Vistula, in the same condition and repair as they were in on the commencement of Vistula's occupancy of the Premises ordinary use and reasonable wear and tear and damage by fire or other casualty or Mossbarton's acts and/or omissions excepted.

6.
Any notice to be provided hereunder shall be sent by certified mail, postage prepaid, return receipt requested, or delivered by hand, if to Vistula, at the address first above stated, with a copy to Foley Hoag LLP, 155 Seaport Boulevard, Boston, MA 02210, USA, Attention: Paul Bork, Esq., or at such other address as Vistula may from time to time designate to Mossbarton in writing, and if to Mossbarton, at Mossbarton Limited, 7-10 Chandos Street, 5th Floor, London W1G 9DQ, Attention: Adam Bishop, or at such other address as Mossbarton may from time to time designate to Vistula in writing.

7.
This agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together constitute one and the same document. Faxed signatures shall have the same binding effect as original signatures.

        If the foregoing correctly sets forth the understanding and agreement with respect to Vistula's use of the Premises, please have an authorized officer sign this letter and return it to Vistula, whereupon this letter shall constitute a binding agreement between Vistula and Mossbarton.

Very truly yours,
MOSSBARTON LIMITED
By:	/s/ ADAM BISHOP Name: Name: Adam Bishop Title: Title: Director
Agreed to and accepted to this 23rd day of August, 2004:
VISTULA LIMITED
By:	/s/ ADAM BISHOP Name: Name: Adam Bishop Title: Title: President

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  Exhibit 10.25